Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	Investor Relations: Sam Ramraj, (626) 302-2540
Media Contact: Jeff Monford, (626) 476-8120

Edison International Reports Fourth Quarter and Full-Year 2020 Results

•Fourth Quarter 2020 GAAP EPS of $1.39; Core EPS of $1.19
•Full-Year 2020 GAAP EPS of $1.98; Core EPS of $4.52 exceeds midpoint of initial guidance range
•Edison International declares quarterly dividend of $0.6625 per share; annualized rate of $2.65 per share
•EIX will issue securities with up to $1 billion of equity content in 2021

ROSEMEAD, Calif., February 25, 2021 — Edison International (NYSE: EIX) today reported fourth quarter 2020 net income of $526 million, or $1.39 per share, compared to net income of $143 million, or $0.40 per share, in the fourth quarter 2019. As adjusted, fourth quarter 2020 core earnings were $451 million, or $1.19 per share, compared to core earnings of $355 million, or $0.99 per share, in the fourth quarter 2019.

Southern California Edison's (SCE) fourth quarter core earnings per share (EPS) was higher primarily from higher CPUC-related revenue due to the 2018 GRC decision's escalation mechanism, lower expenses from regulatory deferrals related to 2020 wildfire mitigation activities, a 2020 adjustment to 2018–2019 regulatory deferrals from the approval of the GRC track 2 settlement, and higher deferral of customer uncollectibles. These were partially offset by the increase in shares outstanding primarily associated with the equity offering in May 2020.

SCE's non-core loss per share was lower primarily due to lower charges for SCE's 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries, and gains from SCE's sale of San Onofre nuclear fuel.

Edison International Parent and Other's fourth quarter 2020 net income per share increased by $0.28 compared to fourth quarter 2019. The higher income per share was primarily due to a non-core gain from the sale of an investment in a lease of a hydroelectric power plant in Vidalia, Louisiana.

“In 2020, SCE made substantial progress on its comprehensive wildfire mitigation strategy. SCE accomplished the vast majority of its 2020 program targets and, in many cases, exceeded those goals, despite the challenges faced during the COVID-19 pandemic,” said Pedro J. Pizarro, president and CEO of Edison International. “Since the end of 2018, SCE’s execution of its wildfire mitigation strategy has reduced the risk of wildfires associated with utility infrastructure, despite a record-setting California wildfire season last year.”

Pizarro added, “SCE has also made significant progress toward resolving pending wildfire-related litigation. In total, SCE has resolved approximately two-thirds of the best estimate of total losses established last September. Looking ahead, SCE is planning for the critical role it plays in sustainability, particularly from the unique vantage point of a wires-focused business. This will include significant capital investment opportunities to support the electrification of transportation and buildings, as outlined in SCE’s Pathway 2045 and Reimagining the Grid white papers.”

Edison International Reports Fourth Quarter and Full-Year 2020 Financial Results

Full-Year Earnings

For 2020, Edison International reported net income of $0.7 billion, or $1.98 per share, compared to $1.3 billion, or $3.78 per share, for 2019. As adjusted, Edison International's core earnings were $1.7 billion, or $4.52 per share, compared to $1.6 billion, or $4.70 per share, in 2019.

SCE's 2020 core EPS was lower due to the increase in shares outstanding primarily related to the equity offerings in July 2019 and May 2020. Operational results were higher primarily from higher CPUC-related revenue due to the 2018 GRC decision's escalation mechanism, lower expenses from regulatory deferrals related to 2020 wildfire mitigation activities, and a 2020 adjustment to 2018–2019 regulatory deferrals from the approval of the GRC track 2 settlement. These were partially offset primarily by a true-up related to the 2018 GRC decision in the second quarter of 2019 and, to a lesser extent, higher customer uncollectibles from the COVID-19 pandemic and expenses from SCE's response to the pandemic that were unable to be deferred to regulatory assets because they were not incremental to activities and expenses previously authorized for recovery.

SCE’s non-core loss per share was higher primarily due to higher charges for wildfire-related claims for the 2017/2018 Wildfire/Mudslide Events, net of recoveries, and higher amortization of SCE's contributions to the Wildfire Insurance Fund. These were partially offset by higher gains from SCE's sale of San Onofre nuclear fuel and the absence of an impairment charge resulting from SCE's 2018 GRC final decision recorded in the second quarter 2019.

Edison International Parent and Other’s 2020 loss per share decreased by $0.18 compared to 2019. Core loss per share was higher primarily due to higher interest expense as a result of increased borrowings. Non-core income per share was higher primarily due to a gain from the sale of an investment in a lease of a hydroelectric power plant in Vidalia, Louisiana recorded in 2020.

Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.

Financing Update

The company provided an update on its previously stated equity requirements. To enable SCE to continue to debt-finance the 2017/2018 Wildfire/Mudslide Events claims payments and maintain investment grade credit ratings at SCE and the parent company, Edison International will issue securities with up to $1 billion of equity content. The company expects to complete this financing activity in 2021. See the prepared remarks accompanying the company’s conference call for further information.

2021 Earnings Guidance

Edison International will provide 2021 earnings guidance after a final decision has been adopted by the CPUC on the Southern California Edison 2021 GRC, consistent with the company's prior practice.

Edison International and Southern California Edison Declare Dividends

Today, the Board of Directors of Edison International declared a quarterly common stock dividend of $0.6625 per share, payable on April 30, 2021, to shareholders of record on March 31, 2021. Additionally, the Board of Directors of Southern California Edison Company today declared dividends on preference stock. For more information, please see the related news release at www.edisoninvestor.com.

Fourth Quarter and Full-Year 2020 Earnings Conference Call and Webcast Details

Edison International Reports Fourth Quarter and Full-Year 2020 Financial Results

When:	Thursday, February 25, 2021, 1:30 p.m. (Pacific Time)
Telephone Numbers:	1-888-673-9780 (U.S.) and 1-312-470-0178 (Int'l) - Passcode: Edison
Telephone Replay:	1-888-296-6948 (U.S.) and 1-203-369-3028 (Int’l) - Passcode: 2548 Telephone replay available through March 12, 2021
Webcast:	www.edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation, and Form 10-K to the company's investor relations website. These materials are available at www.edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility that delivers electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Edison Energy, a global energy advisory company delivering comprehensive, data-driven energy solutions to commercial and industrial users to meet their cost, sustainability and risk goals.

Edison International Reports Fourth Quarter and Full-Year 2020 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:
•ability of SCE to recover its costs through regulated rates, including uninsured wildfire-related and debris flow-related costs, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE's new customer service system and costs incurred as a result of the COVID-19 pandemic;
•ability of SCE to implement its Wildfire Mitigation Plan;
•risks of regulatory or legislative restrictions that would limit SCE’s ability to implement Public Safety Power Shutoff (“PSPS”) when conditions warrant or would otherwise limit SCE’s operational PSPS practices;
•risks associated with implementing PSPS, including regulatory fines and penalties, claims for damages and reputational harm;
•ability of SCE to maintain a valid safety certification;
•ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE's nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;
•extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, operational issues (such as rotating outages and issues due to damaged infrastructure), PSPS activations and unanticipated costs;
•risks associated with California Assembly Bill 1054 (“AB 1054”) effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire

Edison International Reports Fourth Quarter and Full-Year 2020 Financial Results

Insurance Fund and the CPUC's interpretation of and actions under AB 1054, including its interpretation of the new prudency standard established under AB 1054;
•decisions and other actions by the California Public Utilities Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris-flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, and delays in executive, regulatory and legislative actions;
•ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
•risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;
•pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, Edison International's and SCE's business, operations, cash flows, liquidity and/or financial results and cause Edison International and SCE to incur unanticipated costs;
•physical security of Edison International's and SCE's critical assets and personnel and the cybersecurity of Edison International's and SCE's critical information technology systems for grid control, and business, employee and customer data;
•risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
•risks inherent in SCE's transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the California Independent System Operator’s transmission plans, and governmental approvals; and
•risks associated with the operation of transmission and distribution assets and power generating facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts.

Additional information about risks and uncertainties, including more detail about the factors described in this report, is contained throughout this report and in the 2020 Form 10-K, including the "Risk Factors" section. Readers are urged to read this entire report, including information incorporated by reference, as well as the 2020 Form 10-K, and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Edison International and SCE post or provide direct links (i) to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings in a section titled "SCE Regulatory Highlights," (ii) to certain documents and information related to Southern California wildfires which may be of interest to investors in a section titled "Southern California Wildfires," and (iii) to presentations, documents and other information that may be of interest to investors in a section title "Events and Presentations" at www.edisoninvestor.com in order to publicly disseminate such information.
These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Readers should review future reports filed by Edison International and SCE with the SEC.

Edison International Reports Fourth Quarter and Full-Year 2020 Financial Results

Fourth Quarter and Full-Year Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended December 31,			Twelve months ended December 31,
	2020	2019	Change	2020	2019	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$1.25	$0.54	$0.71	$2.17	$4.15	$(1.98)
Edison International Parent and Other	0.14	(0.14)	0.28	(0.19)	(0.37)	0.18
Edison International	1.39	0.40	0.99	1.98	3.78	(1.80)
Less: Non-core items
SCE	(0.05)	(0.54)	0.49	(2.72)	(0.86)	(1.86)
Edison International Parent and Other	0.25	(0.05)	0.30	0.18	(0.06)	0.24
Total non-core items	0.20	(0.59)	0.79	(2.54)	(0.92)	(1.62)
Core earnings (losses)
SCE	1.30	1.08	0.22	4.89	5.01	(0.12)
Edison International Parent and Other	(0.11)	(0.09)	(0.02)	(0.37)	(0.31)	(0.06)
Edison International	$1.19	$0.99	$0.20	$4.52	$4.70	$(0.18)
Note: Diluted earnings were $1.39 and $0.40 per share for the three months ended December 31, 2020 and 2019, respectively, and $1.98 and $3.77 per share for the twelve months ended December 31, 2020 and 2019, respectively.

Edison International Reports Fourth Quarter and Full-Year 2020 Financial Results

Fourth Quarter and Full-Year Reconciliation of Basic Earnings Per Share to Core Earnings (in millions)

	Three months ended December 31,			Twelve months ended December 31,
(in millions)	2020	2019	Change	2020	2019	Change
Net income (loss) attributable to Edison International
SCE	$474	$194	$280	$810	$1,409	$(599)
Edison International Parent and Other	52	(51)	103	(71)	(125)	54
Edison International	526	143	383	739	1,284	(545)
Less: Non-core items
SCE[1,2,3,4,5,6]	(21)	(194)	173	(1,015)	(293)	(722)
Edison International Parent and Other[2,7,8]	96	(18)	114	68	(18)	86
Total non-core items	75	(212)	287	(947)	(311)	(636)
Core earnings (losses)
SCE	495	388	107	1,825	1,702	123
Edison International Parent and Other	(44)	(33)	(11)	(139)	(107)	(32)
Edison International	$451	$355	$96	$1,686	$1,595	$91

1    Includes amortization of SCE’s Wildfire Insurance Fund expenses of $84 million ($61 million after-tax) and $336 million ($242 million after-tax) for the quarter and year-ended December 31, 2020, respectively and $85 million ($61 million after-tax) and $152 million ($109 million after-tax) for the quarter and year-ended December 31, 2019, respectively.
2    Includes income tax benefit of $18 million and income tax expense of $3 million recorded in the first quarter of 2020 for SCE and Edison International Parent and Other, respectively, due to re-measurement of uncertain tax positions related to the 2010 – 2012 California state tax filings currently under audit.
3    Includes income tax benefits of $19 million and $88 million for the quarter and year-ended December 31, 2019, respectively for SCE related to changes in the allocation of deferred tax re-measurement between customers and shareholders as a result of a CPUC resolution issued in February 2019. The resolution determined that customers are only entitled to excess deferred taxes which were included when setting rates and other deferred tax re-measurement belongs to shareholders.
4    Includes gains of $70 million ($50 million after-tax) and $150 million ($108 million after-tax) for the quarter and year-ended December 31, 2020, respectively and $7 million ($5 million after-tax) and $11 million ($8 million after-tax) for the quarter and year-ended December 31, 2019, respectively for SCE's sale of San Onofre nuclear fuel.
5    Includes charges of $13 million ($10 million after-tax) and $1.2 billion ($899 million after-tax) for the quarter and year-ended December 31, 2020, respectively and $218 million ($157 million after-tax) for the fourth quarter of 2019 for SCE's 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries.
6    Includes an impairment charge of $170 million ($123 million after-tax) recorded in the second quarter of 2019 for SCE related to disallowed historical capital expenditures in SCE's 2018 GRC decision.
7    Includes goodwill impairment charges of $34 million ($25 million after-tax) recorded in the second quarter of 2020 for Edison International Parent and Other related to Edison Energy stemming from the economic impact of COVID-19 and $25 million ($18 million after-tax) recorded in the fourth quarter of 2019 for Edison Energy following a goodwill assessment.
8    Includes a gain of $132 million ($96 million after-tax) recorded in the fourth quarter of 2020 for Edison International Parent and Other's sale of of an investment in a lease of a hydroelectric power plant in Vidalia, Louisiana.

Edison International Reports Fourth Quarter and Full-Year 2020 Financial Results

Consolidated Statements of Income			Edison International

	Three months ended December 31,		Twelve months ended December 31,
(in millions, except per-share amounts, unaudited)	2020	2019	2020	2019
Total operating revenue	$3,157	$2,970	$13,578	$12,347
Purchased power and fuel	1,119	991	4,932	4,839
Operation and maintenance	724	767	3,609	3,018
Wildfire-related claims, net of insurance recoveries	25	255	1,328	255
Wildfire Insurance Fund expense	84	85	336	152
Depreciation and amortization	504	470	1,967	1,730
Property and other taxes	110	97	438	399
Impairment and other (income) expense	(70)	18	(116)	184
Gain on sale of lease interest and other operating income	(133)	—	(133)	(5)
Total operating expenses	2,363	2,683	12,361	10,572
Operating income	794	287	1,217	1,775
Interest expense	(226)	(222)	(902)	(841)
Other income	34	42	251	193
Income before income taxes	602	107	566	1,127
Income tax expense (benefit)	50	(66)	(305)	(278)
Net income	552	173	871	1,405
Preferred and preference stock dividend requirements of SCE	26	30	132	121
Net income attributable to Edison International common shareholders	$526	$143	$739	$1,284
Basic earnings per share:
Weighted average shares of common stock outstanding	378	360	373	340
Basic earnings per common share attributable to Edison International common shareholders:	$1.39	$0.40	$1.98	$3.78
Diluted earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	379	361	374	341
Diluted earnings per common share attributable to Edison International common shareholders	$1.39	$0.40	$1.98	$3.77

Edison International Reports Fourth Quarter and Full-Year 2020 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$87	$68
Receivables, less allowances of $188 and $50 for uncollectible accounts at respective dates	1,130	788
Accrued unbilled revenue	521	488
Insurance receivable	708	—
Income tax receivables	68	118
Inventory	405	364
Prepaid expenses	281	214
Regulatory assets	1,314	1,009
Wildfire Insurance Fund contributions	323	323
Other current assets	224	188
Total current assets	5,061	3,560
Nuclear decommissioning trusts	4,833	4,562
Other investments	53	64
Total investments	4,886	4,626
Utility property, plant and equipment, less accumulated depreciation and amortization of $10,681 and $9,958 at respective dates	47,653	44,198
Nonutility property, plant and equipment, less accumulated depreciation of $94 and $86 at respective dates	186	87
Total property, plant and equipment	47,839	44,285
Regulatory assets	7,120	6,088
Wildfire Insurance Fund contributions	2,443	2,767
Operating lease right-of-use assets	1,088	693
Long-term insurance receivables	75	1715
Other long-term assets	860	648
Total long-term assets	11,586	11,911

Total assets	$69,372	$64,382

Edison International Reports Fourth Quarter and Full-Year 2020 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	December 31, 2020	December 31, 2019
LIABILITIES AND EQUITY
Short-term debt	$2,398	$550
Current portion of long-term debt	1,029	479
Accounts payable	1,980	1,752
Customer deposits	243	302
Regulatory liabilities	569	972
Current portion of operating lease liabilities	215	80
Wildfire-related claims	2,231	—
Other current liabilities	1,612	1,388
Total current liabilities	10,277	5,523
Long-term debt	19,632	17,864
Deferred income taxes and credits	5,368	5,078
Pensions and benefits	563	674
Asset retirement obligations	2,930	3,029
Regulatory liabilities	8,589	8,385
Operating lease liabilities	873	613
Wildfire-related claims	2,281	4,568
Other deferred credits and other long-term liabilities	2,910	3,152
Total deferred credits and other liabilities	23,514	25,499
Total liabilities	53,423	48,886
Commitments and contingencies
Common stock, no par value (800,000,000 shares authorized; 378,907,147 and 361,985,133 shares issued and outstanding at respective dates)	5,962	4,990
Accumulated other comprehensive loss	(69)	(69)
Retained earnings	8,155	8,382
Total Edison International's common shareholders' equity	14,048	13,303
Noncontrolling interests – preferred and preference stock of SCE	1,901	2,193
Total equity	15,949	15,496

Total liabilities and equity	$69,372	$64,382

Edison International Reports Fourth Quarter and Full-Year 2020 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Years ended December 31,
(in millions, unaudited)	2020	2019	2018
Cash flows from operating activities:
Net income (loss)	$871	$1,405	$(316)
Less: Income from discontinued operations	—	—	34
Income (loss) from continuing operations	871	1,405	(350)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	2,029	1,803	1,940
Allowance for equity during construction	(121)	(101)	(104)
Impairment and other (income) expense	(116)	184	78
Gain on sale of lease interest and other operating income	(133)	(5)	(7)
Deferred income taxes	(296)	(284)	(527)
Wildfire Insurance Fund amortization expense	336	152	—
Other	36	34	42
Nuclear decommissioning trusts	(197)	(106)	(109)
Contributions to Wildfire Insurance Fund	(95)	(2,457)	—
Changes in operating assets and liabilities:
Receivables	(283)	(76)	(39)
Inventory	(43)	(83)	(49)
Accounts payable	87	288	(31)
Tax receivables and payables	113	88	32
Other current assets and liabilities	4	(13)	(79)
Regulatory assets and liabilities, net	(1,799)	(1,278)	(92)
Wildfire-related insurance receivable	932	285	(2,000)
Wildfire-related claims	(56)	(101)	4,669
Other noncurrent assets and liabilities	(6)	(42)	(197)
Net cash provided by (used in) operating activities	1,263	(307)	3,177
Cash flows from financing activities:
Long-term debt issued, plus premium and net of discount and issuance costs of $23, $(4) and $(63) for the respective periods	3,073	3,696	3,237
Long-term debt repaid or repurchased	(1,099)	(82)	(654)
Short-term debt borrowed	2,994	1,750	—
Short-term debt repaid	(1,126)	(1,750)	—
Common stock issued	912	2,391	—
Preferred and preference stock redeemed	(308)	—	—
Commercial paper and other short-term borrowing (repayments), net	304	(172)	(1,611)
Dividends and distribution to noncontrolling interests	(118)	(121)	(121)
Dividends paid	(928)	(810)	(788)
Other	23	1	19
Net cash provided by financing activities	3,727	4,903	82
Cash flows from investing activities:
Capital expenditures	(5,484)	(4,877)	(4,509)
Proceeds from sale of nuclear decommissioning trust investments	5,927	4,389	4,340
Purchases of nuclear decommissioning trust investments	(5,730)	(4,283)	(4,231)
Proceeds from sale of San Onofre nuclear fuel	158	11	3
Proceeds from sale of lease investment	132	—	—
Other	26	82	158
Net cash used in investing activities	(4,971)	(4,678)	(4,239)
Net increase (decrease) in cash, cash equivalents and restricted cash	19	(82)	(980)
Cash, cash equivalents and restricted cash at beginning of year	70	152	1,132
Cash, cash equivalents and restricted cash at end of year	$89	$70	152